CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401
HEADLINE:	OMEGA THIRD QUARTER EARNINGS INCREASE 9%

FOR IMMEDIATE RELEASE – Monday, October 22, 2007

STATE COLLEGE, PA – Third quarter 2007 net income rose just over 9% for Omega Financial Corporation (OMEF-NASDAQ) compared to the prior year quarter, company officials said.

Donita R. Koval, Omega’s president and chief executive officer, noted that the $5.846 million in net income for the third quarter 2007 represents an increase of $489,000 or 9.1% over the $5.357 million achieved during the same period last year. For the year-to-date, net income rose to $16.392 million from $16.045 million, an increase of $347,000 or 2.12%.

“The strong performance we’ve turned in for the third quarter indicates the soundness of our basic strategies of managing the net interest margin, continuing diligent cost controls and ongoing efforts to grow non-interest income” Koval said.

On a per-share basis, fully-diluted earnings for the third quarter 2007 were $0.46, an increase of 7.0% over the $0.43 of last year’s third quarter. The company’s Return on Average Assets for the third quarter 2007 was 1.30% and Return on Equity was 7.06%, representing an increase of 15.3% and 6.4%, respectively from last year’s third quarter. Common share dividends declared were $0.31 for the quarter, unchanged from 2006.

For the year to date period, fully-diluted earnings were $1.30 per share, an increase of 2.4% from $1.27 in 2006. Return on Average Assets was 1.21% and Return on Average Equity was 6.62% compared to 1.12% and 6.64% in 2006.

The company’s third quarter provision for loan loss dropped significantly when compared to the same quarter in 2006, falling more than 77%. The large provision in the third quarter of 2006 related to one commercial borrower who had filed for bankruptcy protection. For the year to date period, the provision has increased by nearly 40%, as the company provided for several problem loans during the first three quarters of 2007.

Despite slight increases in delinquencies and non-performing loans since June 30, 2007, the allowance for loan losses remained steady at $12.8 million as several improving credits on the watchlist offset these negative impacts. The company does not have any direct exposure in the sub-prime lending markets, however, management is continuing to monitor economic trends in the markets in which Omega has exposure.

The company’s net interest margin (NIM) continued to grow, reflecting Omega’s disciplined approach in pricing both loans and deposits, Koval said. For the third quarter of 2007, NIM was 4.20% compared to 4.08% in 2006 .The NIM grew by 13 basis points for the year to date period, rising to 4.18% compared to 4.05% in 2006, all on a fully tax equivalent basis.

Net interest income decreased $388,000 or 2.52% in the third quarter 2007 versus the same period in 2006. For the year to date period, net interest income decreased just over $1 million, or 2.18%. The decrease in net interest income in 2007 can be attributed to declines in earning assets and liabilities as well as the fact that the 2006 amounts included interest income earned from the three branches that were sold in the final quarter of the year. These branches contributed $257,000 in net interest income in the third quarter of 2006 and $804,000 for year to date period in 2006.

Excluding gains on the sale of investments, loans or other assets, non-interest income increased $630,000 or 9.7% for the third quarter 2007 compared to 2006. The increase was fueled by gains in service fees on deposits and trust fees as well as receipt of $367,000 in interest received on a tax refund. For the year to date, the increase was $1,125 million or 5.8%. The three branch locations sold in 2006, contributed $58,000 in non-interest income in the third quarter of 2006 and $171,000 year to date as of September 30, 2006.

The Company’s continued focus on expense control in a variety of operating areas was reflected in the decline in non-interest expense of $170,000 or 1.17% and $1,620,000 or 3.64% for the quarter and year to date periods, respectively. The three branch locations, which were sold in 2006 accounted for $149,000 in non-interest expense in the third quarter 2006 and $555,000 year to date through September 30, 2006.

“Our strategies of diversifying our revenue stream and maintaining vigilance on costs continue to enhance our earnings,” Koval observed.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change

Earnings:
Net income	$5,846	$5,357	9.1%	$16,392	$16,045	2.2%

Per share statistics: *
Diluted earnings	$.46	$.43	7.0%	$1.30	$1.27	2.4%
Dividends declared — common	.31	.31	—	.93	.93	—
Book value — common	26.22	25.64	2.3	26.22	25.64	2.3
Book value — tangible	13.10	12.39	5.8	13.10	12.39	5.8
Market value — High	29.74	32.38	(8.2)	34.49	34.21	0.8
Low	20.97	28.12	(25.4)	20.97	27.88	(24.8)

Financial position at period end:
Assets	$1,782,381	$1,876,105	(5.0)%	$1,782,381	$1,876,105	(5.0)%
Net loans	1,114,169	1,136,362	(2.0)	1,114,169	1,136,362	(2.0)
Deposits	1,292,494	1,355,125	(4.6)	1,292,494	1,355,125	(4.6)
Shareholders’ equity	331,205	322,389	2.7	331,205	322,389	2.7

Average Balances:
Assets	$1,800,447	$1,902,284	(5.4)%	$1,801,188	$1,909,950	(5.7)%
Net loans	1,120,763	1,171,326	(4.3)	1,129,082	1,180,283	(4.3)
Deposits	1,306,812	1,407,941	(7.2)	1,305,168	1,410,603	(7.5)
Shareholders’ equity	331,132	322,896	2.6	330,274	322,078	2.5

Non-Performing Loans at period end:
Non-accrual loans	$22,019	$23,263	(5.3)%	$22,019	$23,263	(5.3)%
Accruing loans past due 90 days or more	2,494	2,943	(15.3)	2,494	2,943	(15.3)

Profitability ratios — annualized: *
Return on average assets	1.30%	1.13%	15.3%	1.21%	1.12%	8.3%
Return on tangible assets	1.43	1.24	15.3	1.34	1.23	8.9
Return on average stated equity (1)	7.06	6.64	6.4	6.62	6.64	(0.3)
Return on average tangible equity (2)	14.13	13.94	1.4	13.29	14.04	(5.3)
Net interest margin — fully tax equivalent	4.20	4.08	2.9	4.18	4.05	3.2

Shares outstanding at period end: *
Common	12,632,627	12,573,916	0.5%	12,632,627	12,573,916	0.5%

(1) Average stated equity is equal to average shareholders’ equity.
(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	(unaudited)
	September 30,	December 31,
	2007	2006
Assets
Cash and due from banks	51,904	56,225
Interest bearing deposits with other banks	11,163	12,073
Federal funds sold	17,760	—
Trading securities	60	48
Investment securities available for sale	274,871	291,807
Other investments	12,104	12,087
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	—	204
Total portfolio loans	1,126,974	1,152,188
Less: Allowance for loan losses	(12,805)	(17,344)

Net portfolio loans	1,114,169	1,134,844
Premises and equipment, net	29,428	30,861
Other real estate owned	945	512
Bank-owned life insurance	75,156	76,341
Investment in limited partnerships	5,202	5,763
Core deposit intangibles	5,089	5,641
Other intangibles	1,003	1,085
Goodwill	159,567	159,387
Other assets	22,335	27,315
TOTAL ASSETS	$1,782,381	$1,815,614

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$237,436	$232,335
Interest bearing	1,055,058	1,093,428

Total deposits	1,292,494	1,325,763
Short-term borrowings	62,880	65,712
ESOP debt	1,189	1,481
Junior subordinated debentures	55,820	56,193
Long-term debt	26,803	27,877
Other interest bearing liabilities	864	858
Other liabilities	11,126	12,723

TOTAL LIABILITIES	1,451,176	1,490,607
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,867,243 shares at September 30, 2007;
12,823,471 shares at December 31, 2006	64,352	64,133
Outstanding -
12,632,627 shares at September 30, 2007;
12,622,802 shares at December 31, 2006
Capital surplus	104,078	103,149
Retained earnings	169,321	164,653
Accumulated other comprehensive income	1,234	313
Unearned compensation related to ESOP debt	(642)	(859)
Cost of common stock in treasury:
234,616 shares at September 30, 2007;
200,669 shares at December 31, 2006	(7,138)	(6,178)
TOTAL SHAREHOLDERS’ EQUITY	331,205	325,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,782,381	$1,815,818

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest Income:
Interest and fees on loans	$19,877	$20,621	$59,600	$60,830
Interest and dividends on investment securities	3,433	3,043	10,260	9,224
Other interest income	459	516	772	858

TOTAL INTEREST INCOME.	23,769	24,180	70,632	70,912
Interest Expense:
Interest on deposits	6,882	6,824	19,981	19,128
Interest on short-term borrowings	620	708	2,019	2,142
Interest on long-term debt and
other interest bearing liabilities	1,266	1,259	3,763	3,771

TOTAL INTEREST EXPENSE	8,768	8,791	25,763	25,041

NET INTEREST INCOME	15,001	15,389	44,869	45,871
Provision for loan losses	205	900	1,560	1,120

INCOME FROM CREDIT ACTIVITIES	14,796	14,489	43,309	44,751
Other Income:
Service fees on deposit accounts	2,640	2,594	7,691	7,546
Service fees on loans	350	445	1,107	1,270
Earnings on bank-owned life insurance	643	620	1,929	1,779
Trust fees	1,063	919	3,257	3,064
Investment and insurance product sales	687	668	2,239	2,210
Gain (loss) on sale of loans and other assets	(25)	112	5	233
Net gains on the sale of investment securities	153	577	491	815
Other	1,719	1,226	4,378	3,607

TOTAL OTHER INCOME	7,230	7,161	21,097	20,524
Other Expense:
Salaries and employee benefits	7,233	7,396	21,332	22,189
Net occupancy expense	995	1,019	3,146	3,207
Equipment expense	1,155	1,111	3,485	3,382
Data processing service	607	683	1,816	2,001
Pennsylvania shares tax	661	598	2,233	2,038
Amortization of intangible assets	211	221	634	664
Other	3,514	3,518	10,182	10,967

TOTAL OTHER EXPENSE	14,376	14,546	42,828	44,448

Income before income taxes and discontinued operations	7,650	7,104	21,578	20,827
Income tax expense	1,804	1,638	5,186	4,689

Income from continuing operations	5,846	5,466	16,392	16,138
Discontinued operations:
Income from discontinued operations, net of tax	—	284	—	446
Loss on disposal of discontinued operations, net of tax	—	(393)	—	(539)

Income (Loss) from discontinued operations	—	(109)	—	(93)
NET INCOME	$5,846	$5,357	$16,392	$16,045

Net income per common share
Basic	$0.46	$0.43	$1.30	$1.28
Diluted	$0.46	$0.43	$1.30	$1.27
Net income per common share from continuing operations
Basic	$0.46	$0.44	$1.30	$1.28
Diluted	$0.46	$0.43	$1.30	$1.28
Net income per common share from discontinued operations
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Weighted average shares and equivalents
Basic	12,625	12,560	12,628	12,573
Diluted	12,638	12,592	12,644	12,615
Dividends declared per share
Common	$0.31	$0.31	$0.93	$0.93

Omega Financial Corporation
Consolidated Net Interest Income Analysis
Third Quarter 2007 vs. Third Quarter 2006
(In thousands)
	Third Quarter 2007			Third Quarter 2006			Increase/(Decrease)
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change

INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	20,232	4.31%	220	19,627	3.96%	196	6	18	24
Federal Funds Sold	18,472	5.13%	239	24,033	5.28%	320	(72)	(9)	(81)

Total Money Market Investments	38,704	4.71%	459	43,660	4.74%	516	(66)	9	(57)

Investment Securities

U.S. Treasuries and Agencies	263,460	4.62%	3,065	271,150	3.77%	2,580	(74)	559	485
State and Municipals-Tax Free	995	3.22%	8	26,803	2.25%	151	(189)	46	(143)
Corporate Securities & Stock	26,392	5.46%	360	21,573	5.79%	312	67	(19)	48

Total Investment Securities	290,847	4.69%	3,433	319,526	3.78%	3,043	(196)	586	390

Loans

Commercial Loans	226,979	7.76%	4,439	256,460	7.49%	4,840	(568)	167	(401)
Tax Free Commercial Loans	16,836	4.93%	209	18,615	4.77%	224	(22)	7	(15)
Real Estate Loans	644,965	6.77%	10,915	685,903	6.88%	11,798	(696)	(187)	(883)
Tax Free Real Estate Loans	38,048	4.34%	413	40,487	4.41%	446	(26)	(7)	(33)
Personal Loans and Leases	206,661	7.49%	3,902	184,790	7.11%	3,313	406	183	589

Total Loans	1,133,489	7.01%	19,878	1,186,255	6.93%	20,621	(907)	164	(743)

Total Earning Assets	1,463,040	6.49%	23,770	1,549,441	6.22%	24,180	(1,169)	759	(410)

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	295,529	0.76%	568	308,275	0.80%	620	(24)	(29)	(52)
Money Market Deposits	68,573	1.49%	258	83,756	1.51%	318	(56)	(4)	(60)
Savings Deposits	176,658	0.55%	245	196,299	0.55%	272	(27)	0	(27)
CD’S, $100,000 and Over	88,868	4.48%	1,003	98,731	4.19%	1,042	(107)	68	(39)
Other Time Deposits	444,530	4.29%	4,808	478,506	3.79%	4,572	(335)	571	236

Total Interest Bearing Deposits	1,074,158	2.54%	6,882	1,165,567	2.32%	6,824	(549)	607	58

Short-Term Borrowings	66,120	3.73%	621	71,891	3.95%	708	(51)	(36)	(87)
Long-Term Debt	82,865	6.07%	1,257	84,774	5.90%	1,250	(29)	36	7
Other Interest Bearing Liabilities	868	4.15%	9	819	4.40%	9	1	(1)	0
Demand Deposits	232,654			242,375
Cash	(47,190)			(50,363)
Other	53,565			34,378

Total Funding Sources	1,463,040	2.38%	8,769	1,549,441	2.25%	8,791	(628)	606	(22)

Net Int Spread — Net Int Income		4.11%	15,001		3.97%	15,389	(541)	153	(388)

Net Int Spread — Tax Equivalent		4.20%			4.08%

Net Int Income — Tax Equivalent			15,340			15,831
Tax Rate		35%			35%